EXHIBIT 5

                       [Letterhead of The Otto Law Group]


                                December 22, 2003


  New Millennium Media International, Inc.
  200 9th Avenue North, Suite 210
  Safety Harbor, Florida 34695

         Re:      Registration   of  Common  Stock  of  New   Millennium   Media
                  International, Inc., a Colorado corporation ("NMMI").

  Ladies and Gentlemen:

           In connection with the registration on Form S-8 under the Securities Act of 1933, as amended, of 1,280,000 shares of common stock of NMMI, we have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, when such shares have been issued and sold in accordance with the registration statement referenced herein, such shares will be validly issued, fully paid and non-assessable shares of NMMI's common stock.

           We hereby consent to the filing of this opinion as an exhibit to the above described registration statement.

                                                    Very truly yours,

                                                    THE OTTO LAW GROUP, PLLC

                                                    /s/ The Otto Law Group, PLLC


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